SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)           November 4, 1999


                                  Medwave, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


      0-28010                                           41-1493458
(Commission File Number)                   (I.R.S. Employer Identification No.)


          4382 Round Lake Road West
          Arden Hills, Minnesota                                     55112
    (Address of Principal Executive Offices)                       (Zip Code)


                                 (651) 639-1227
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

                  On November 4, 1999, the Board of Directors of Medwave, Inc. (the "Registrant") determined that the next annual meeting of shareholders will be held on January 12, 2000. Accordingly, any appropriate proposal submitted by a shareholder of the Registrant and intended to be presented at the annual meeting must be received by the Registrant by November 19, 1999 to be considered for inclusion in the Registrant's proxy statement and proxy for the annual meeting. Also, if a shareholder proposal intended to be presented at the annual meeting but not included in the Registrant's proxy statement and proxy is received by the Registrant after November 19, 1999, then management named in the Registrant's proxy form for the annual meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Registrant's proxy materials.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEDWAVE, INC.


Date:  November 5, 1999                   By  /s/ Timothy O'Malley
                                          Timothy O'Malley
                                          President and Chief Executive Officer